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                                                                   EXHIBIT 10.32

                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement ("Agreement") is entered into this 28th day of May, 1999 ("Effective Date"), by and between CANA CAPITAL CORPORATION, a Florida corporation ("CCC"), and Bikers Dream, Inc. ("Dealer").

                              W I T N E S S E T H:

      WHEREAS, Dealer owns and operates a retail Biker's Dream(R) dealership located at ________________________________________, and engages in the business of purchasing new and used motorcycles for resale from such location; and

      WHEREAS, Dealer has requested CCC to provide floor plan financing to Dealer subject to the terms and conditions of this Agreement; and

      WHEREAS, CCC is willing to extend floor plan financing to Dealer subject to the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the extension of credit to Dealer evidenced hereby, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

            (a) "Advance" means an extension of credit hereunder.

            (b) "Affiliate" means any person that (i) directly or indirectly controls, is controlled by or is under common control with Dealer, (ii) directly or indirectly owns 5% or more of Dealer, (iii) is a director, partner, manager, or officer of Dealer or an affiliate of Dealer, or (iv) any natural person related to Dealer or an affiliate of dealer.

            (c) "Agreement" shall mean this Agreement, the Program Letters, and any Transaction Statements issued by CCC from time to time.

            (d) "Collateral" means the following property or interests in property of Dealer, whether now or hereafter existing, owned, licensed, leased, consigned, acquired, or arising and wherever located: (i) inventory, accounts, chattel paper, documents, equipment, fixtures, furniture, furnishings, receivables, machinery, general intangibles and instruments (including without limitation and whether or not included in the foregoing, Seller Credits, Manufacturer's Statements or Certificates of Origin, deposit accounts, and certificates of deposit) and all books, records, disks, and tapes relating to the foregoing, (ii) all accessions, accessories, substitutions,



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and replacements to or of the foregoing, and (iii) all proceeds and products of the foregoing.

            (e) "Indebtedness" means all present and future indebtedness and obligations of Dealer to CCC or to any person CCC directly or indirectly controls, is controlled by, or is under common control with CCC (a "CCC Affiliate"), whether or not arising under this Agreement, of whatever kind, now due or to become due, absolute or contingent, and whether joint, several or joint and several, including, without limitation, any indebtedness and obligations arising under guaranty agreements.

            (f) "Prime Inventory" means inventory which has been financed in whole or in part by an Advance, whether or not such Advance is outstanding.

            (g) "Prime Rate" shall mean for any calendar month the highest "prime rate" published in the "Money Rates" column of the Wall Street Journal on the first business day of such month.

            (h) "Program Letter" means each written agreement entitled "Program Letter," as from time to time amended, between CCC and Dealer with respect to this Agreement.

            (i) "Seller Credits" means all of Dealer's rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments, and other amounts which at any time are due Dealer from a Seller with respect to, or in connection with, any inventory acquired from such Seller.

            (j) "Transaction Statement" means a statement which, at CCC's option, may be issued by CCC to Dealer from time to time which identifies the Prime Inventory financed and/ or the Advance made and the terms and conditions of repayment thereof.

      The terms "accessions," "account," "chattel paper," "deposit account," "document," "equipment," "fixture," and "inventory" shall have the respective meanings set forth in the Florida Uniform Commercial Code.

      All other terms defined herein shall have the meanings set forth herein.

      2. Advances and Approvals.

            (a) Dealer may from time to time apply to CCC, directly or in the manner provided in subparagraph (b) immediately below, for an Advance under this Agreement; provided, however, that any such Advance (i) for new motorcycles shall not exceed 100% percent of the purchase price stated on the manufacturer's invoices to Dealer, and (ii) in the case of used motorcycles, shall not exceed, for Harley-Davidson, 130% of clean trade-in, for all others, 100% of clean trade-in, of such motorcycles' loan value. In any event, the aggregate unpaid balance of all Advances to Dealer shall not exceed the sum of $__________________, or such different





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amount as CCC shall establish from time to time in writing.

            (b) Whenever any person from whom Dealer purchases or may purchase inventory or who advises CCC that it has sold, or may sell, inventory to Dealer (a "Seller") requests, whether in writing or by electronic transmission, that CCC finance, or confirm that it will finance (an "Approval"), the acquisition of inventory by Dealer from such Seller, such request shall constitute an application by Dealer for an Advance equal to the purchase price of such inventory (or such lesser amount actually financed by CCC) as set forth on the manufacturer's invoice. Dealer shall be obligated for all obligations incurred by CCC on account of the issuance of each Approval. Whenever CCC makes such an Advance, it may be paid directly by CCC to such Seller, except CCC may offset any amount owed by such Seller to CCC, including without limitation any discount, payment, or other benefit owed by such Seller to CCC ("CCC's Offset"), all of which shall be the exclusive property of CCC.

            (c) Each and every Advance or Approval shall be made in the sole and absolute discretion of CCC, and nothing herein shall be construed to create a legal obligation on the part of CCC to issue any Approval or make any Advance. If CCC decides in its sole and absolute discretion to issue an Approval or make an Advance, the Approval or Advance may be in the amount requested or a lesser amount, and made upon such conditions as may CCC determine.

            (d) Any manufacturer's invoice received by CCC from a Seller pertaining to inventory shipped or to be shipped to Dealer, shall be presumptive evidence that CCC has financed the acquisition of such inventory for Dealer and that the amount of such invoice is the original principal amount of Dealer's obligation to CCC on account of such inventory.

            (e) CCC shall furnish to Dealer a Transaction Statement with respect to each Advance made hereunder, which Transaction Statement shall be deemed accepted by Dealer with respect to the indebtedness described therein unless Dealer notifies CCC in writing within five (5) calendar days after receipt thereof.

            (f) Dealer will execute from time to time as requested by CCC such other documents (including trust receipts) as may be reasonably necessary to confirm Dealer's indebtedness to CCC or to perfect (or to continue perfection of) CCC's security interest in the Collateral.

      3. Grant and Perfection of Security Interest.

            (a) Dealer hereby grants to CCC a first priority security interest in all of the Collateral as security for all Indebtedness. Dealer shall provide CCC from time to time for so long as any Indebtedness is outstanding such financing statements, certificates of origin or title, and other documents in form and substance satisfactory to CCC to establish and maintain a first priority perfected security interest in the Collateral.





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      4. Representations and Warranties of Dealer.

      Dealer represents and warrants to CCC that at the time of execution of this Agreement and at the time of each Approval and each Advance, unless Dealer has given written notice to the contrary to CCC prior to such Approval or Advance, that:

            (a) Dealer is an S-Corporation in good standing in the state of Pennsylvania, and does not conduct business under any fictitious name or trade name or from any location except as listed in paragraph 22 below.

            (b) Dealer has all necessary authority to enter into and perform this Agreement and the transactions contemplated herein.

            (c) Except with respect to the obligations of Dealer set forth in this Agreement, Dealer has full right, title, and interest in and to the Collateral, free and clear of all liens, encumbrances, and security interests whatsoever.

            (d) The execution of this Agreement by Dealer and the performance of its obligations hereunder does not conflict with, or cause or give rise to a breach of, or constitute an event of default under any agreement or contract to which Dealer is a party or by which any of its assets or securities may be bound.

            (e) All information supplied by Dealer to CCC, including any financial, credit or accounting statements or application for credit, in connection with the Agreement is true, correct and complete.

      5. Deliveries by Dealer. Prior to acceptance of this Agreement by CCC, Dealer shall execute and deliver (as the case may be) to CCC the following:

            (a) A certified copy of the Articles of Incorporation of Dealer (or similar organizational document), together with a copy of Dealer's bylaws (or similar governing instrument) certified by an authorized officer of Dealer to be true and correct, and in full force and effect as of the date hereof.

            (b) A Certificate of Good Standing (or similar certificate) of Dealer issued by the Secretary of State of the state of Dealer's organization.

            (c) A copy of the resolutions of the Board of Directors (or similar managing body) of Dealer authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and certified by a duly authorized officer or agent of Dealer to be true, correct, and in full force and effect as of the date hereof.

            (d) A revolving line of credit promissory note in favor of CCC evidencing the





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aggregate amount of Advances authorized hereunder.

            (e) Releases of any existing liens or encumbrances on the Collateral, except for the security interest of CCC created hereby.

      6. Covenants of Dealer.

            (a) Until sold at retail in the ordinary course of business pursuant to the terms hereof, Dealer shall own all Prime Inventory free and clear of all liens, security interests, claims, and other encumbrances, other than the security interest granted to CCC herein, whether arising by agreement or operation of law ("Liens").

            (b) Dealer shall (i) keep all Collateral only at the locations described in paragraph 22 below, and keep all tangible Collateral in good order, repair, and operating condition and insured as required herein; (ii) promptly file all tax returns required by federal, state or local law, and promptly pay all taxes, fees, and other governmental charges for which is Dealer is liable, including without limitation, all governmental charges against the Collateral;
(iii) permit CCC, without notice, to inspect the Collateral during normal business hours and at any other time CCC deems desirable; (iv) keep complete and accurate records of its business, including inventory and sales, and permit CCC to inspect and copy such records upon request; (v) furnish CCC with such additional information regarding the Collateral and Dealer's business and financial condition as CCC may from time to time reasonably request; and (vi) immediately notify CCC of any material adverse change in Dealer's prospects, business, operations or conditions (financial or otherwise) or in the Collateral.

            (c) Dealer shall not (i) use (except for demonstration for sale), rent, lease, sell, transfer, consign or dispose of any or all of the Collateral except for sales of inventory at retail in the ordinary course of Dealer's business; (ii) sell inventory to an affiliate; (iii) engage in any other material transaction not in the ordinary course of Dealer's business; (iv) change its business in any material manner or enter into any reorganization, consolidation, merger, or sell all, or substantially all, of its assets without the prior written consent of CCC; (v) change its name or conduct business under a fictitious name or trade name, other than described in paragraph 22 below; or
(vi) finance on a secured basis with any third party the acquisition of inventory of the same brand as any inventory financed or to be financed by CCC without the prior written consent of CCC.

            (d) Dealer shall hold IN TRUST (and separate and apart from Dealer's other funds) for the benefit of CCC all proceeds from the sale of any of the Prime Inventory financed by an Advance until complete payment of all Indebtedness due CCC with respect to the Prime Inventory sold.

            (e) Dealer shall furnish to CCC the following information regarding its business and financial condition:




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                  (i) As soon as available, and in any event within 120 days after the end of each fiscal year of Dealer, audited financial statements of Dealer, including an audited balance sheet and audited statements of income and cash flow, certified by the independent accountants of Dealer in accordance with generally accepted accounting principals consistently applied and fairly presenting the financial condition, cash flows, and results of operations of Dealer for the period indicated in such statements; and

                  (ii) Within 45 days after the end of each fiscal quarter, unaudited balance sheets and statements of income and cash flow showing the financial conditions and results of operations of Dealer as of the end of such fiscal quarter, and certified by the chief financial officer of Dealer as fairly representing the financial portion, cash flows, and results of operations of Dealer for the period indicated in such statements.

            (f) Dealer will use any Advances received directly from CCC only for the acquisition of Prime Inventory in the ordinary course of business.

      7. Payment by Dealer to CCC.

            (a) Dealer shall immediately pay to CCC the amount of any Advance made to finance the acquisition of any item of Prime Inventory upon the earlier of (i) the sale of such item, in which event Dealer shall hold the entire sale proceeds therefrom IN TRUST for CCC until paid to CCC, in the same form as received, separate and apart from Dealer's other funds and property, (ii) the "Due in Full Date" with respect to such Advance, which date shall be 365 days after such Advance was made unless otherwise provided for in the Agreement, or
(iii) the date such item has been damaged or destroyed, is returned to a Seller, or is otherwise removed from the locations described in paragraph 22 below without CCC's prior written consent. An Advance made to finance the acquisition of a number of items of inventory shall be allocated among such items in proportion to Seller's respective invoice prices therefor at the time of sale to Dealer.

            (b) CCC, in its sole and absolute discretion, may by written notice to Dealer authorize Dealer to pay CCC on a scheduled liquidation program in whole or in part or discontinue any such program at any time. While a scheduled liquidation program is in effect, payments on Advances shall be applied on Advances in the order billed.

            (c) Anything in this Agreement to the contrary notwithstanding, Dealer shall, at CCC's request, immediately pay to CCC the amount necessary to reduce the sum of outstanding Approvals with respect to inventory received by Dealer, Advances, and accrued Charges to an amount which does not exceed the aggregate invoice price of Prime Inventory in Dealer's possession.

            (d) Dealer shall pay all Indebtedness, fees, charges and interest (collectively, "Charges") with respect to each Advance in accordance with the terms of this Agreement. Dealer shall pay CCC its customary Charge for any check or item which is returned to CCC. All




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Charges shall be paid by Dealer monthly within 10 calendar days after the month in which such Charges accrue, and interest on each Advance and principal Indebtedness related thereto shall be computed each calendar month on the sum of the daily balances thereof during such month divided by 30 and, in the case where a monthly rate of interest is provided for, multiplied by the monthly rate provided for in the Agreement; or, in the case where an annual rate of interest on an Advance shall begin to accrue on the earlier of (i) the ship date referred to in the Seller's Invoice; or (ii) the date such Advance is entered by CCC as a receivable on its books, or (iii) the date CCC makes such Advance ( the "Start Date"). For the purpose of computing Charges, (i) any payment received by CCC shall be deemed credited 3 business days thereafter; provided, however, if CCC has furnished Dealer a form of remittance to be completed and returned with payments, such payment shall not be deemed credited until the completed remittance with respect to such payment is received by CCC; (ii) any payment received by CCC after noon where payment is to be made shall be deemed received by CCC on the next business day, and (iii) Charges not paid when due, at the option of CCC, shall become principal Indebtedness and shall bear interest at the highest interest rate allowable by law from time to time after the due date thereof (the "Default Rate").

            (e) Dealer and CCC agree that the terms of any Advance made by CCC under the Agreement, including but not limited to the due date, curtailments, Due In Full Date, and the amount of Charges may vary from time to time and can not always be agreed upon in advance because such terms depend, in part, upon the availability and/or the amount of a fee paid by Seller to CCC for financing of inventory hereunder and other incentives provided by Sellers or buying groups, CCC's floor planning volume with certain Sellers or with Dealer, and other economic factors which vary from time to time. Accordingly, Dealer agrees to pay each Advance and related Charges in accordance with this Agreement. Dealer agrees that the terms and conditions stated in each Transaction Statement shall be accepted as to the Advance identified therein if not objected to in writing by Dealer within five (5) business days after the date of such statement. If Dealer objects, then where applicable the Advance shall be subject to the terms and conditions of the most recently accepted Transaction Statement related to an Advance covering the same model of Prime Inventory, and, if there is no such previously accepted Transaction Statement, Dealer agrees that in addition to any other right or remedy CCC may have under this Agreement, the disputed Advance shall be due and payable within 15 days after the date of such Advance and interest shall accrue thereon at the rate of 18% per annum.

            (f) All payments shall be made at such place as CCC shall from time to time designate, and unless otherwise provided in the Agreement or if Dealer is in default, all payments and other amounts received by CCC pursuant to the Agreement, including without limitation insurance proceeds and proceeds of Seller Credits, shall be applied to Indebtedness, whether or not due, in such order as CCC in its sole and absolute discretion shall determine.

      8. Insurance. Dealer shall assume all risk of loss, damage to, or destruction of Collateral so long as any Indebtedness is outstanding from time to time. Dealer shall keep all tangible Collateral insured for its full replacement value against all insurable risks under policies





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delivered to CCC and issued by insurers satisfactory to CCC with loss payable to
CCC. All such policies shall be subject to cancellation or change only upon 20 days written notice to CCC. CCC is authorized, but not required, to act as attorney-in-fact for Dealer in adjusting and settling any insurance claim under any such policy and in endorsing any checks or drafts drawn by insurers. Dealer shall promptly remit to CCC, in the form received, together with all necessary endorsements, all proceeds of such insurance which Dealer may receive on account of the Collateral. CCC, at its election, shall either apply any proceeds of insurance it may receive toward payment of Indebtedness or pay such proceeds to Dealer.

      9. Power of Attorney. Dealer authorizes CCC to execute or endorse on behalf of Dealer any instruments, chattel paper, certificate of title, manufacturer statements of origin, financing statements and amendments thereto, or other writings with respect to the Collateral evidencing financing under this Agreement, or evidencing or perfecting the security interest granted hereby, as attorney-in-fact for Dealer. This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

      10. Credit Information. Dealer authorizes CCC to investigate or make inquires of former or current creditors of Dealer or other persons and provide to any creditors or other persons throughout the terms of this Agreement.

      11. Default. The occurrence of one or more of any of the following events shall constitute a material default by Dealer (a "Default"): (a) Dealer shall fail to pay any Indebtedness when due or any remittance for Indebtedness is dishonored when first presented for payment; (b) any representation made to CCC by Dealer or by guarantor, surety, issuer of a letter of credit or any person other than Dealer primarily or secondarily liable with respect to any Indebtedness (a "Guarantor") shall not be true when made or Dealer or any Guarantor shall breach any warranty or agreement to or with CCC; (c) Dealer or any Guarantor shall die, become insolvent or generally fail to pay its debts as they become due or, if a business, shall cease to do business as a going concern; (d) any guaranty, letter or credit, or other obligation of a Guarantor to CCC with respect to any Indebtedness or Collateral shall terminate or not be renewed prior to its stated expiration or maturity; (e) Dealer or any Guarantor shall make an assignment for the benefit of creditors, or commerce a proceeding under any bankruptcy, reorganization, arrangement, insolvency, receivership, dissolution, dissolution or liquidation statute or similar law of any jurisdiction, or any such proceeding shall be commenced against Dealer or Guaranty or any of their respective assets (an "Automatic Default"); (f) a material adverse change shall occur in the business, operations or condition (financial or otherwise) of Dealer or any Guarantor or with respect to the Collateral; (g) any debt for borrowed money of, or guaranteed by, Dealer or any Guarantor becomes due by acceleration or otherwise prior to its due date by reason of a default; or (h) CCC, in good faith, and with a reasonable basis therefore, determines the prospect of payment of any Indebtedness is impaired or deems itself insecure.

      12. CCC's Rights and Remedies Upon Default. Upon the occurrence of a Default, CCC shall have all rights and remedies of a secured party under the Florida Uniform Commercial



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Code and other applicable law and all rights and remedies set forth in this
Agreement, and may terminate this Agreement and any outstanding Approvals immediately and/or declare any and all Indebtedness immediately due and payable without notice or demand. Dealer waives notice of intent to accelerate, and acceleration of, the Indebtedness, all of which shall accrue interest at the Default Rate until paid in full. CCC may enter any premises of Dealer, with or without process of law, without force, to search for, take possession of, and remove the Collateral, or any part thereof. If CCC requests, Dealer shall cease disposition of and shall assemble the Collateral and make it available to CCC, at Dealer's expense, at a convenient place or places designated by CCC. CCC may take possession of the Collateral or any part thereof on Dealer's premises and cause it to remain there at Dealer's expense, pending sale or other disposition. Dealer agrees that the sale of inventory by CCC to a person who is liable to CCC under a guaranty, endorsement, repurchase agreement or the like shall not be deemed to be a transfer subject to Florida Statutes Section 679.504(5) or any other applicable law , and Dealer waives any provision of such laws to that effect. Dealer agrees that repurchases of inventory by a Seller pursuant to a repurchasing agreement with CCC shall be a commercially reasonable method of disposition. Dealer shall be liable to CCC for any deficiency resulting from CCC's disposition, including without limitation, a repurchase by a Seller, regardless of any subsequent disposition thereof. Dealer is not a beneficiary of, and has no right to require CCC to enforce, any repurchase agreement. Any notice of a disposition shall be deemed reasonably and properly given if given to Dealer at least 10 calendar days before such disposition. If Dealer fails to perform any of its obligations under this Agreement, CCC may perform the same in any form or manner which CCC, in its sole and absolute discretion, deems necessary or desirable, and all monies paid by CCC in connection therewith shall be additional Indebtedness and shall be immediately due and payable without notice together with interest payable on demand at the Default Rate. All of CCC's rights and remedies shall be cumulative. At CCC's request, or without request in the event of an Automatic Default, Dealer shall pay all Seller Credits to CCC as soon as the same are received for application to Indebtedness. Dealer authorizes CCC to collect such amounts directly from Seller and, upon request of CCC, shall instruct Seller to pay CCC directly.

      13. Dealer's Claims Against Sellers. Dealer shall not assert against CCC any claim or defense Dealer may have against any Seller, whether for breach or warranty, misrepresentation, failure to ship, lack of authority, or otherwise, including without limitation claims or defenses based upon charge backs, credit memos, rebates, price protection payments, or returns. Any such claims or defense or other claims or defense Dealer might have against Seller shall not affect Dealer's liabilities or obligations to CCC.

      14. Notices. All notices to be given under the Agreement shall be in writing and shall be delivered either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail, first-class postage prepaid or provided for, and addressed to Dealer or CCC, as the case may be, at the address described on the signature page hereto, at such other address designated by such party by notice to the other. Any notice, including but not limited to any Transaction Statement, shall be deemed to have been given upon delivery in the case of personal delivery, one business day after deposit with an overnight courier, or two (2)




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calendar days after deposit in the United States Mail. Notwithstanding anything to the contrary herein, CCC shall be permitted to send any Transaction Statement to Dealer by facsimile.

      15. Term and Termination. Unless sooner terminated as provided herein or by at least 30 calendar days prior written notice from either party to the other, the term of this Agreement shall be one year and from year to year thereafter; provided, however, CCC may terminate the Agreement immediately by notice to Dealer in the whole or only with respect to certain product lines if Dealer shall lose or relinquish any right to sell or deal in any product line of Prime Inventory or if Dealer fails to pay an Advance due to an objection to the terms of any Transaction Statement and CCC determines that the Transaction Statement does not contain a bona fide error. Upon termination of this Agreement, all Indebtedness (or, if this Agreement is terminated only with respect to certain product lines, the Indebtedness relative to such product lines) shall become immediately due and payable without notice or demand. Upon any termination, Dealer shall remain fully liable to CCC for all Indebtedness and Charges arising prior to or after termination, and all of CCC's rights and remedies and its security interest shall continue until all Indebtedness is paid and all obligations of Dealer are performed in full. If CCC makes Advances in reliance on a repurchase agreement from a Seller, it may cease making such Advances if it has any concern as to whether such repurchase agreement will cover future Advances or be performed by such Seller. No provision of this Agreement shall be construed to obligate CCC to make any Advances.

      16. Submission to Jurisdiction; Waiver of Bond. Dealer hereby expressly consents to jurisdiction of any local, state, or federal court located within the state of Florida, and waives any objection which Dealer may have based on improper venue or forum non conveniens to the conduct of any action or proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it in the same manner as provided for notice to Dealer herein. Nothing contained in this section shall affect the right of CCC to serve legal process in any other manner permitted by law or affect the right of CCC to bring any action or proceeding against Dealer or its property in the courts of any other jurisdiction. Dealer waives, to the extent permitted by law, any bond or surety or security upon such bond which might, but for this waiver, be required of CCC.

      17. Governing Law. This agreement shall be construed in all respects in accordance with, and governed by, the internal laws of the state of Florida.

      18. Jury Waiver. Each of the parties hereto waives any right to a trial by jury on any claim, demand, action, cause of action or counterclaim arising under or in any way related to this Agreement and the transactions contemplated herein.

      19. Savings Provisions. In no event, whether by reason of acceleration of the maturity of the Indebtedness or otherwise, shall Charges contracted for, charged, received, paid or agreed to be paid to CCC exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, Charges would otherwise be payable to CCC in excess of the




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maximum lawful amount, the charges shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance, CCC shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of Indebtedness and not to the payment of Charges, or if such excessive interest exceeds the unpaid balance of the principal amount of Indebtedness, such excess shall be refunded to Dealer.

      20. Limitation of Remedies and Damages. CCC and Dealer agree that in the event there is any dispute relating or arising in connection with this Agreement, the aggrieved party shall not be entitled to punitive or consequential damages in connection with any action arising under or in any way related to this Agreement.

      21. Miscellaneous.

            (a) Time is of the essence in the performance of Dealer's obligations under this Agreement. Any waiver by CCC of a default shall only be effective if in a writing signed by CCC and any waiver of a Default in a particular instance or of a particular Default shall not be a waiver of the other Defaults or of the same kind of Default at another time. No modification of the Agreement shall bind CCC unless in writing signed by CCC.

            (b) This Agreement shall insure to the benefit of CCC and its successors and assigns and may be assigned by CCC in whole or in part. References to CCC shall be deemed to refer to CCC and its successors and assigns. Dealer may not assign this Agreement without the prior written consent of CCC. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representative, successors and assigns.

            (c) In the event any legal action is brought by any party hereto to enforce any of the terms and conditions of this Agreement, then the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

      22. Business Locations and Trade Names. The following set forth all of Dealer's locations and all fictitious names or trade names under which Dealer is doing business at such location:





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      23. Effectiveness. This Agreement shall not become a contract until accepted by CCC in Florida by execution hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

Signed and sealed in the presence of:

BIKERS DREAM, INC.,                     CANA CAPITAL CORPORATION,
a California corporation                a Florida corporation

-----------------------------------     ----------------------------------------
Printed:                                Printed
        ---------------------------            ---------------------------------
                                        Its:
                                            ------------------------------------
-----------------------------------     Address: 9543 Sunbeam Center Drive
Printed:                                         Jacksonville, Florida 32257
        ---------------------------
As to Cana Capital Corporation
                                                          " CCC"
                                        ---------------------------------------,
                                        a
                                         ---------------------------------------

Printed:                                Printed
        ---------------------------            ---------------------------------
                                        Its:
                                            ------------------------------------
-----------------------------------
Printed:                                Address:
        ---------------------------             --------------------------------
                                                          "DEALER"



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